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                                                                   EXHIBIT 10.18


                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------
                             (Triton Systems, Inc.)

     This First Amendment to Credit Agreement (the or this "First Amendment") is dated as of January 24, 1997 by and between TRITON SYSTEMS, INC. (the "Borrower") a Mississippi corporation and THE FIRST NATIONAL BANK OF BOSTON (the "Bank")a national banking association.

     NOW, THEREFORE, for the Loan Increase (defined below) for the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.   BACKGROUND.
     ----------

     As of September 26, 1996 the Borrower and the Bank entered into a revolving reducing loan arrangement of up to Fifteen Million Dollars ($15,000,000.00) (the "Original Loan"). The Original loan was evidenced by a revolving credit note (the "Original Note") dated September 26, 1996 in the original principal amount of Fifteen Million Dollars ($15,000,000.00) made by the Borrower to the order of the Bank. The Borrower and the Bank entered into a Credit Agreement (the "Original Credit Agreement") dated as of September 26, 1996.

     The Borrower and the Bank have agreed, subject to the terms, covenants and conditions herein, to a Fifteen Million Dollar ($15,000,000.00) increase (the "Loan Increase") of the Original Loan so that the amount of the Commitment shall be up to Thirty Million Dollars ($30,000,000.00).

     The Borrower intends to use a portion of the Original Loan and the Loan Increase to redeem all of the issued and outstanding Series A Preferred Stock and Series B Preferred Stock of the Borrower from the holders of such shares and for working capital purposes.

     The Original Loan, as increased by the Loan Increase, as may be further modified, amended, supplemented or recast, from time to time, is referred to herein as the "Loan".

     To evidence the Loan Increase the Borrower is providing to the Bank a first amendment to promissory note (the "Note Amendment") dated the date hereof. The Original Note, as amended by the Note Amendment, as may be further amended, modified, supplemented or recast, from time to time, is referred to herein as the "Note".

     In connection with the Note Amendment, the Borrower, INTER, ALIA, (i) is amending and confirming the Loan Documents executed in connection with the Original Credit Agreement and (ii) is providing to F.S.C. Corp., an affiliate of the Bank, a warrant (the "Warrant") to purchase shares of common stock of the


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Borrower on such terms and conditions as more particularly described in the
Warrant.

     Capitalized terms used in this First Amendment and not defined herein shall have the meanings given such term in the Original Loan Agreement. This First Amendment, together with the Original Loan Agreement and such other amendments, modifications, supplements or restatements, as may be made from time to time is referred to herein as the "Loan Agreement".

II.  AMENDMENTS TO ARTICLE I, DEFINITIONS AND RULES OF INTERPRETATIONS.
     -----------------------------------------------------------------

     A. The term "Commitment" is hereby amended to delete the amount "$15,000,000.00" therein contained and to insert the amount "$30,000,000.00" in lieu thereof.

     B. The term "Cash Flow Commitment Reduction" is hereby amended to delete the amount "$1,000,000.00" in subsection (a)(ii)(x) and to insert the amount "$2,000,000.00" in lieu thereof.

     C. The term "Loan Documents" is hereby amended to delete the phrases therein contained and to insert the following in lieu thereof:

               The Loan Agreement, the Note, the Security Agreement, as amended by the Security Documents Amendment, the Contract Assignment as amended by the Security Documents Amendment, the Warrant, and each of the other documents, agreements and certificates as each may be amended, supplemented, modified or recast from time to time, executed by the Borrower or any Subsidiary or Affiliate thereof and delivered to the Bank in connection with or with regard to the Loan and any Revolving Credit Loans thereunder.

     D. The term "Obligations" shall be deemed to include the Loan Increase and all of the obligations, covenants and agreements contained in the Warrant.

     E. The term "Security Agreement" shall be deemed to include the original security agreement as amended by the Security Documents Amendment.

     F. The term "Security Documents" shall be deemed to include the Security Documents Amendment.

     G. The term "Security Documents Amendment" shall mean that certain first amendment to security documents dated

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          January 24, 1997 made by the Borrower and the Bank which amends the
          Security Documents.

     H. The term "Warrant" is hereby added which term shall have the following definition:

               That certain warrant to purchase common stock of the Borrower issued to F.S.C. Corp. an affiliate of the Bank dated January 24, 1997.

     I. The term "Borrower's IPO" is hereby added which term shall have the following definition:

               As defined in Section 2.5(b).

III. AMENDMENT TO ARTICLE 2. THE REVOLVING CREDIT FACILITY.
     -----------------------------------------------------

     A. Section 2.1(b) is hereby amended by deleting the table set forth therein and inserting the following table in lieu thereof:

             Period                       Base Amount
             ------                       -----------

       January 24, 1997 -                $30,000,000.00
       September 25, 1997                ("Base Amount 1")
       ("Period One")

       September 26, 1997 -              $28,000,000.00
       September 25, 1998                ("Base Amount 2")
       ("Period Two")

       September 26, 1998 -              $26,000,000.00
       September 25, 1999                ("Base Amount 3")
       ("Period Three")

       September 26, 1999 -              $24,000,000.00
       September 25, 2000                ("Base Amount 4")
       ("Period Four")

       September 26, 2000 -              $22,000,000.00
       September 25, 2001                ("Base Amount 5")
       ("Period Five")


     B. Section 2.5 entitled "INTEREST ON REVOLVING CREDIT LOANS" is hereby amended by deleting the sentence therein contained and inserting the following in lieu thereof:

     (a) Unless (i) an Event of Default shall have occurred and the Default Rate applies as provided in Section 4.7; or (ii) on or before October 31, 1997, the Borrower's IPO has not occurred and the LIBOR Rate is unavailable and the Increasing Base Rate applies and subject to the limitation as to the number of different maturities of LIBOR Rate Loans

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          outstanding at any one time set forth in Section 2.6, all Revolving
          Credit Loans shall bear interest per annum at the election of the Borrower, of either

          (x)  the Base Rate plus the Base Rate Applicable Margin, or

          (y)  Reserve Adjusted LIBOR plus the LIBOR Rate Applicable Margin.

     (b)  The term "Borrower's IPO" shall mean the following:

               The Borrower has completed an initial public offering of its common stock by registering shares of common stock with the Securities and Exchange Commission and raised, by selling a sufficient number of shares so registered, a minimum amount of Thirty Million Dollars ($30,000,000.00) and the Borrower has received, in good funds, such Thirty Million Dollars ($30,000,000.00) of proceeds.

     (c) In the event that the Borrower's IPO has not been completed on or before October 31, 1997 then,

          (i) commencing on October 31, 1997, and terminating on the date of the Borrower's IPO the Borrower shall not be permitted, nor have available the option to select Reserve Adjusted LIBOR plus the LIBOR Rate Applicable Margin; and

          (ii) all Revolving Credit Loans then bearing interest at Reserve Adjusted LIBOR plus the LIBOR Rate Applicable Margin shall be, on October 31, 1997, converted to an interest rate of the Base Rate plus the Base Rate Applicable Margin (unless the Default Rate shall otherwise be applicable) and all payments required to be made under Article 4 of this Credit Agreement for terminating any LIBOR Rate Loan prior to the expiration of the applicable Interest Period shall be paid as provided in, and in accordance with, Article 4.

     (d) In the event that the Borrower's IPO has not been completed by April 30, 1998 then the interest rate charged on the Revolving Credit Loans shall be increased to three quarters of one percent (0.75%) plus the Base Rate plus the Base Rate Applicable Margin (unless the Default Rate shall otherwise apply) and shall be increased by three quarters of

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          one percent (0.75%)on each October 31 and April 30 thereafter up to a maximum amount of three percent (3%) plus the Base Rate plus the Base Rate Applicable Margin until the earlier of the Maturity Date or the Borrower's IPO is completed.

     (e) Upon the completion of the Borrower's IPO and, so long as no Event of Default exists, the Credit Agreement, including, without limitation, the Commitment shall remain in full force and effect, and the Borrower shall have the election to chose the interest rate of either (x) or
          (y) set forth in subsection 2.5(a) above subject to the conditions set forth therein.

III. AMENDMENT FEE.
     -------------

     The Borrower shall pay, upon the execution of this First Amendment by the Borrower and the Bank an amendment facility fee in the amount of Seventy-five Thousand Dollars ($75,000.00). Such amount shall be deemed fully earned upon the execution of this First Amendment by the Borrower and the Bank and shall not be subject to rebate or return, in whole or in part.

IV.  RATIFICATION AND CONSENTS.
     -------------------------

     1. The Loan Documents shall otherwise remain unaltered, ratified, confirmed and in full force and effect. The Borrower also hereby ratifies and confirms the Note.

     2. The Borrower represents and warrants as follows: There are no defenses, affects or counterclaims against the obligations to the Bank evidenced by the Note, or the other Loan Documents and to the extent there are any defense, offsets or counterclaims the same are hereby waived. All of the representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof except for such representations and warranties which addressed a specific date certain which representations and warranties were true as of that date..

     3. The Bank hereby consents to the redemption of the Series A Preferred Stock for the aggregate sum of $11,979,500.00 and of the Series B Preferred Stock for the aggregate sum of $10,508,333.00 provided that each such redemption occurs on or prior to January 27, 1997.

     4. The Bank hereby waives Section 2.1 and 2.2 of the Paydown Restriction Agreement for purposes of the Borrower redeeming its Series A Preferred Stock and its Series B Preferred Stock on or prior to January 27, 1997.


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     5.   Upon (i) repayment in full of the Loan, and (ii) repayment in full of all of the other Obligations contained in the Loan Documents excluding those contained in the Warrant, and (iii) the irrevocable termination of the Commitment, the Bank shall provide the Borrower a discharge of the Security Documents.

                                  [END OF PAGE]



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        [SIGNATURE PAGE OF FIRST AMENDMENT TO CREDIT AGREEMENT - TRITON]

     IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the date first above written.

WITNESS:                                  TRITON SYSTEMS, INC.


                                          By: /s/ Ernest L. Burdette
---------------------                         ------------------------------
                                                 Name: ERNEST L. BURDETTE
                                                 Title: PRESIDENT


                                          THE FIRST NATIONAL BANK OF BOSTON

                                          By: /s/ RANDALL WEHLING
                                              ------------------------------
                                                 Name: Randall Wehling
                                                 Title: Vice President



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